SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(B) OR (G)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                           CROWN MEDIA HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                DELAWARE                               84-1524410
      (State or Other Jurisdiction                    (IRS Employer
   of Incorporation or Organization)             Identification Number)
   SUITE 500, 6430 S. FIDDLERS GREEN                      80111
      CIRCLE, ENGLEWOOD, COLORADO
(Address of Principal Executive Offices)               (Zip Code)


If this Form relates to the               If this Form relates to the
registration of a class of                registration of a class of
securities pursuant to Section 12(b)      securities pursuant to Section 12(g)
of the Exchange Act and is effective      of the Exchange Act and is effective
pursuant to General Instruction A.(c),    pursuant to General Instruction A.(d),
please check the following box: [ ]       please check the following box:  [X]


Securities Act registration statement file number to which this form relates:
333-95573

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered
          -------------------                ------------------------------

                 NONE                                    NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                 CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

   A description of the Class A common stock, par value $0.01 per share ("Common Stock"), of the Registrant will be set forth under the caption "Description of Capital Stock" in the Registrant's prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-95573), as amended, relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The description of the Common Stock contained in such prospectus to be filed pursuant to Rule 424(b) is hereby incorporated by reference into this Form 8-A.

ITEM 2.  EXHIBITS.

   All of the following exhibits to this Registration Statement have been filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-95573), as amended, filed under the Securities Act of 1993, as amended, and are hereby incorporated herein by reference.

            EXHIBIT
             NUMBER                DESCRIPTION OF EXHIBIT
             ------                ----------------------

               4.1 Form of Specimen Certificate for Registrant's Class A Common Stock.

               4.2 Form of Registrant's Amended and Restated Certificate of Incorporation.

               4.3                 Form of Registrant's Amended and Restated
                                   By-Laws.

                                    SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        CROWN MEDIA HOLDINGS, INC.



Date: April 10, 2000                   By:  /s/ William J. Aliber
                                           -------------------------------
                                            Name:   William J. Aliber
                                            Title:  Chief Financial Officer

                                  EXHIBIT INDEX



     EXHIBIT NUMBER                        EXHIBIT TITLE

           4.1             -  Form of Specimen Certificate for Registrant's
                              Class A Common Stock.

           4.2             -  Form of Registrant's Amended and Restated
                              Certificate of Incorporation.

           4.3             -  Form of Registrant's Amended and Restated By-Laws.